EXHIBIT 10.13

INDUCEMENT PERFORMANCE RESTRICTED SHARE AWARD AGREEMENT
SUBJECT TO THE ONCOLYTICS BIOTECH INC. INCENTIVE SHARE AWARD PLAN

Participant: Jared Kelly
Grant Date: June 10, 2025
Number of Performance RSUS: 1,886,340

THIS INDUCEMENT PERFORMANCE RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Oncolytics Biotech Inc. (the “Company”), a corporation formed under the laws of the Province of Alberta, and the Participant specified above;

WHEREAS, the Performance RSUs (as defined herein) granted herein have been granted as an “inducement” award under NASDAQ Marketplace Rules and, accordingly, has been granted outside of the Oncolytics Biotech Inc. Incentive Share Award Plan, as in effect and as amended from time to time (the “Share Award Plan”), which is administered by the board of directors (“Board”) of the Company; and

WHEREAS, notwithstanding that the Performance RSUs have been granted outside of the Share Award Plan, the Performance RSUs will be subject in all respects to the terms of the Share Award Plan as if issued under the Share Award Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.Incorporation By Reference; Share Award Plan Document Receipt. Notwithstanding that the Performance RSUs granted herein have been granted as an “inducement” award under NASDAQ Marketplace Rules outside of the Share Award Plan, this Agreement and the Performance RSUs granted herein are subject in all respects to the terms and provisions of the Share Award Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Performance RSUs provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein, provided that references in the Share Award Plan to a termination for “cause” shall be deemed to refer to a termination of the Participant’s employment for Cause (as defined in the employment agreement (the “Employment Agreement”) dated June 10, 2025 between the Company and the Participant). Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Share Award Plan. The Participant hereby acknowledges receipt of a true copy of the Share Award Plan and that the Participant has read the Share Award Plan carefully and fully understands its content. Except as expressly provided herein, in the event of any conflict between the terms of this Agreement and the terms of the Share Award Plan, the terms of the Share Award Plan shall control.

2.Grant of Performance RSUs. The Company hereby grants to the Participant, as of the Grant Date specified above, 1,886,340 Performance RSUs (the “Performance RSUs”), each Performance RSU entitling the Participant to receive, upon vesting in accordance with the terms hereof and of the Share Award Plan, one common share (“Award Share”) of the Company. The Participant shall have no rights as a shareholder with respect to any Common Shares covered by the Performance RSU unless and until the Participant has become the holder of record of such Common Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Common Shares, except as otherwise specifically provided for in the Share Award Plan or this Agreement.
3.Vesting.
(a)General. The Performance RSU shall immediately vest upon the Company entering into a definitive agreement pursuant to which either (i) an arm’s length third party has agreed to acquire by way of an amalgamation merger or other corporate reorganization transaction (A) a sufficient number of the issued and outstanding Common Shares so as to result in a change to the present effective voting control of the Company or that would result in a person or persons owning a sufficient number of Common Shares to elect a majority of the directors of the Company; (B) all or substantially all of the assets of the Company at a valuation approved by the Board; or (ii) the Company has agreed to exclusively license its product candidate to an arm’s length third party, in each case on terms and conditions that the Board has determined constitute “change of control”.
(b)Board Discretion. The Board shall in good faith make all determinations necessary or appropriate to determine whether the Performance Vesting Event has occurred. The Board’s determinations shall be final, binding and conclusive upon all parties, absent manifest error or bad faith. Notwithstanding any other provision herein to the contrary, the Board may, in its sole discretion, provide for accelerated vesting of all or any portion of the Performance RSUs at any time and for any reason, including in connection with a Change in Control.
4.Adjustment upon Performance Vesting Event. Upon the occurrence of a Performance Vesting Event, the number of Performance RSUs subject to this Agreement shall automatically be adjusted to that number of Performance RSUs as is equal to 2.0% of the number of Common Shares that are issued and outstanding immediately prior to the Performance Vesting Event.
5.Termination. Notwithstanding anything to the contrary contained in the Share Award Plan, upon termination of the Participant’s employment with the Company and its subsidiaries for any reason, all then-unvested Performance RSUs shall automatically terminate and expire for no consideration.
6.Non-Transferability. The Performance RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Share Award Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Performance RSUs, or the levy of any execution, attachment or similar legal process upon the Performance RSUs, contrary to the terms and provisions of this Agreement and/or the Share Award Plan shall be null and void and without legal force or effect.
7.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta, Canada, without regard to the choice of law principles thereof.

8.Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with any applicable law, rule or regulation with respect to the Performance RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Common Shares otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the number of Common Shares otherwise deliverable upon vesting of the Performance RSUs.
9.Entire Agreement; Amendment. This Agreement, together with the Share Award Plan and the Employment Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. In the event of a conflict between the terms of this Agreement and the Employment Agreement, the terms of this Agreement will control. The Board shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Share Award Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
10.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
11.No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Board. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
12.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Performance RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Share Award Plan). This authorization and consent is freely given by the Participant.
13.Compliance with Laws. The issuance of the Performance RSUs (and the Award Shares upon vesting of the Performance RSUs) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and Canadian and U.S. federal and state securities laws, rules and regulations and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Performance RSUs or any of the Award Shares pursuant to this Agreement if any such issuance would violate any such requirements.
14.Section 409A. Notwithstanding anything herein or in the Share Award Plan to the contrary, the Performance RSUs are intended to be exempt from the applicable requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any regulations, guidance, compliance programs and other interpretative authority thereunder (together, “Section 409A”) and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding anything herein or in the Option Plan:

(a)the Board may, without the Participant’s prior consent, amend the Share Award Plan or this Agreement, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (A) exempt the Performance RSUs from the application of Section 409A, and/or (B) comply with the requirements of Section 409A; and
(b)notwithstanding anything in this Agreement or the Share Award Plan to the contrary (including Section 5(d) of the Share Award Plan), in no event will the Issue Date of any shares issued in respect of the Performance RSUs occur later than March 15 of the year following the year in which the Performance RSUs vest.
15.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.
16.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
17.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
18.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Share Award Plan and the consummation of the transactions contemplated thereunder.
19.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
20.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Share Award Plan at any time; (b) the award of the Performance RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Performance RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ONCOLYTICS BIOTECH INC.

By:    /s/ Kirk Look

Name:    Kirk Look
Title:     Chief Financial Officer

PARTICIPANT

/s/ Jared Kelly
Name: Jared Kelly